                                                                EXHIBIT (3)(ii)

                            CERTIFICATE OF AMENDMENT

                                       OF

                      RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                  BORDEN, INC.

                                ----------------

                          Pursuant to N.J.S. 14A:7-2(4)

                                ----------------

         BORDEN, INC., a corporation organized and existing under the laws of the State of New Jersey (the "Corporation"), HEREBY CERTIFIES that:

         1. The name of the Corporation is Borden, Inc.

         2. Pursuant to authority conferred upon the Board of Directors of the Corporation by N.J.S. 14A:7-2(2) and the provisions of the Restated Certificate of Incorporation of the Corporation, which provisions authorize (i) the issuance of up to 100,000,000 shares of preferred stock and (ii) the Board of Directors of the Corporation to amend the Restated Certificate of Incorporation of the Corporation to divide the preferred shares into one or more series and to determine the designation, the number, and the relative rights, preferences and limitations of the shares of each series so created, the following resolutions were duly adopted by the Board of Directors of the Corporation on June 23, 1995:

         RESOLVED that, pursuant to authority conferred upon the Board of Directors of the Corporation by N.J.S. 14A:7-2(2) and the provisions of the Restated Certificate of Incorporation of the Corporation, which provisions authorize (i) the issuance of up to 100,000,000 shares of preferred stock and
(ii) the Board of Directors of the Corporation to amend the Restated Certificate of Incorporation of the Corporation to divide the preferred shares into one or more series and to determine the designation, the number, and the relative rights, preferences and limitations of


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the shares of each series so created, the issue of 24,574,751 shares of Series A
Cumulative Preferred Stock, stated value $25.00 per share, of the Corporation is hereby authorized and the designation, the number, and the relative rights, preferences and limitations of all 24,574,751 shares of such series of preferred stock, in addition to those set forth in the Restated Certificate of Incorporation of the Corporation as in effect on the date hereof, are hereby fixed as follows:

         (1) Designation. The designation of a series of Preferred Stock shall be "Series A Cumulative Preferred Stock" (the "Series A Preferred Stock") consisting of 24,574,751 shares. The stated value of the Series A Preferred Stock shall be $25.00 per share (the "Stated Value"), which value does not represent a determination by the Board of Directors for the purposes of the capital accounts.

         (2) Rank. The Series A Preferred Stock shall, with respect to dividend rights and rights on liquidation, winding up and dissolution, rank prior to the Common Stock, par value $0.01 per share (the "Common Stock"), of the Corporation. (All equity securities of the Corporation to which the Series A Preferred Stock ranks prior, including the Common Stock, are collectively referred to herein as the "Junior Securities", all equity securities of the Corporation with which the Series A Preferred Stock ranks on a parity are collectively referred to herein as the "Parity Securities" and all equity securities of the Corporation (other than convertible debt securities) to which the Series A Preferred Stock ranks junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as the "Senior Securities".) The Series A Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

         (3) Dividends. (i) The holders of the shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors, out of funds legally available for the payment of dividends, cumulative cash dividends at the rate of 12% of the Stated Value per share per annum, and no more. Such dividends shall be payable in quarterly payments on January 15, April 15, July 15 and October 15 of each year commencing with July 15, 1995

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     (each of such dates being a "dividend payment date"), in preference to dividends on the Junior Securities. Such dividends shall be paid to the holders of record at the close of business on the January 1, April 1, July 1 or October 1, as the case may be, immediately preceding the relevant dividend payment date (each of such dates being a "dividend payment record date"). Each of such quarterly dividends shall be fully cumulative and shall accrue (whether or not declared), without interest, from the previous dividend payment date, except that with respect to the first dividend, such dividend shall accrue from March 15, 1995. Dividends payable for the first dividend period and any partial dividend period shall be calculated on the basis of a 360-day year and the actual number of days elapsed in the period for which payable.

         (ii) All dividends paid with respect to shares of the Series A Preferred Stock pursuant to paragraph (3)(i) shall be paid pro rata to the holders entitled thereto.

         (iii) No full dividends shall be declared by the Board of Directors or paid or set apart for payment by the Corporation on any Parity Securities, nor shall the Corporation make any distribution in respect of any Parity Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property, for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum set apart sufficient for such payment on the Series A Preferred Stock for all dividend payment periods terminating on or prior to the date of payment, or setting apart for payment, of such full dividends on such Parity Securities. If any dividends are not paid in full, as aforesaid, upon the shares of the Series A Preferred Stock and any other Parity Securities, all dividends or distributions declared upon shares of the Series A Preferred Stock and any other Parity Securities shall be declared pro rata so that the amount of dividends or distributions declared per share of the Series A Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that accrued dividends per share on the Series A Preferred Stock and such Parity Securities bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Stock or any other Parity

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     Securities which may be in arrears. Any dividend not paid pursuant to paragraph (3)(i) hereof or this paragraph (3)(iii) shall be fully cumulative and shall accrue (whether or not declared), without interest, as set forth in paragraph (3)(i) hereof.

         (iv) (a) Holders of shares of the Series A Preferred Stock shall be entitled to receive the dividends provided for in paragraph (3)(i) hereof in preference to and in priority over any dividends upon any of the Junior Securities.

         (b) So long as any shares of the Series A Preferred Stock are outstanding, the Board of Directors shall not declare, and the Corporation shall not pay or set apart for payment any dividend on any of the Junior Securities or make any payment on account of, or set apart for payment money for a sinking or other similar fund for, the repurchase, redemption or other retirement of, any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities), or make any distribution in respect of the Junior Securities, either directly or indirectly, and whether in cash, obligations or shares of the Corporation or other property (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or Parity Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities or Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any of the Junior Securities or Parity Securities) unless prior to or concurrently with such declaration, payment, setting apart for payment, repurchase, redemption or other retirement or distribution, as the case may be, all accrued and unpaid dividends on shares of the Series A Preferred Stock not paid on the dates provided for in paragraph

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     (3)(i) hereof (including accrued dividends not paid by reason of the terms and conditions of paragraph (3)(i) or paragraph (3)(iii) hereof) shall have been or be paid.

         (v) Subject to the foregoing provisions of this paragraph (3), the Board of Directors may declare and the Corporation may pay or set apart for payment dividends and other distributions on any of the Junior Securities or Parity Securities, and may repurchase, redeem or otherwise retire any of the Junior Securities or Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities or Parity Securities, and the holders of the shares of the Series A Preferred Stock shall not be entitled to share therein.

         (4) Liquidation Preference. (i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders an amount in cash equal to the Stated Value for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date of liquidation, dissolution or winding up before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If the assets of the Corporation are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and any Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Parity Securities are entitled were paid in full. Except as provided in this paragraph (4)(i), holders of Series A Preferred Stock shall not be entitled to any distribution in the event of liquidation, dissolution or winding up of the affairs of the Corporation.

         (ii) For the purposes of this paragraph (4), neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Corporation nor the consolidation or merger of the Corporation with or into one or more other

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     corporations nor the consolidation or merger of one or more corporations with or into the Corporation shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up.

         (5) Redemption at the Option of the Corporation. (i) The Corporation may, at its option, redeem the Series A Preferred Stock, at any time after the date that is three years after the date of initial issuance, in whole or from time to time in part, at the redemption price per share set forth below, together with accrued and unpaid dividends thereon to the date of redemption, without interest, to the extent the Corporation shall have funds legally available for such payment.

         If redeemed during the 12 month period beginning on the anniversary of the date of initial issuance in each of the years set forth below, the redemption price per share shall be as follows, in each case together with accrued and unpaid dividends thereon to the date of redemption:

         Year                                       Redemption Price Per Share
         ----                                       --------------------------
         1998  . . . . . . . . . . . . . . . . .              $26.75
         1999  . . . . . . . . . . . . . . . . .              $26.50
         2000  . . . . . . . . . . . . . . . . .              $26.25
         2001  . . . . . . . . . . . . . . . . .              $26.00
         2002  . . . . . . . . . . . . . . . . .              $25.75
         2003  . . . . . . . . . . . . . . . . .              $25.50
         2004  . . . . . . . . . . . . . . . . .              $25.25
         2005 and thereafter   . . . . . . . . .              $25.00

         (ii) So long as any shares of the Series A Preferred Stock are outstanding, any repurchase, redemption or other retirement of any Parity Securities or any warrants, rights or options exercisable for or convertible into any of the Parity Securities (other than the repurchase, redemption or other retirement of debentures or other debt securities that are convertible or exchangeable into any Parity Securities) must be made on a pro rata basis with the Series A Preferred Stock so that the total redemption prices of the shares

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     redeemed of Series A Preferred Stock and such Parity Securities shall in all cases bear to each other the same ratio that the total redemption prices of all shares outstanding on the applicable date of Series A Preferred Stock and such Parity Securities bear to each other, unless prior to or concurrently with such repurchase, redemption or other retirement, as the case may be, all accrued and unpaid dividends on shares of the Series A Preferred Stock not paid on the dates provided for in paragraph (3)(i) hereof (including accrued dividends not paid by reason of the terms and conditions of paragraph (3)(i) or paragraph (3)(iii) hereof) shall have been or be paid.

         (iii) Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares purchased, redeemed or exchanged, shall (upon compliance with any applicable provisions of the laws of the State of New Jersey) have the status of authorized and unissued shares of the class of Series A Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of the Series A Preferred Stock.

         (6) Procedure for Redemption at the Option of the Corporation. (i) In the event that fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board of Directors and the shares to be redeemed shall be selected pro rata, except that in any redemption of fewer than all the outstanding shares of Series A Preferred Stock, the Corporation may redeem all shares held by any holders of a number of shares not to exceed 100, including all shares held by holders who, after giving effect to such redemption, would hold less than 100 shares, as may be specified by the Corporation.

         (ii) In the event the Corporation shall redeem shares of Series A Preferred Stock, written notice of such redemption shall be given by first class mail, postage prepaid, mailed not less than 30 days or more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to give such notice or any defect therein shall affect the validity of the proceeding for the redemption of any shares of Series A

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     Preferred Stock to be redeemed except as to the holder to whom the
     Corporation has failed to give said notice or except as to the holder whose notice was defective. Each such notice shall state: (a) the redemption date; (b) the number of shares of Series A Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (c) the redemption price (including accrued and unpaid dividends to the redemption date); (d) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (e) that dividends on the shares to be redeemed will cease to accrue on such redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption).

         (iii) Notice having been mailed as aforesaid, from and after the redemption date (unless default shall be made by the Corporation in providing money for the payment of the redemption price of the shares called for redemption) dividends on the shares of Series A Preferred Stock so called for redemption shall cease to accrue and said shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, undesignated as to series, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price and any accrued and unpaid dividends) shall cease. Upon surrender in accordance with said notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price aforesaid plus any accrued and unpaid dividends, without interest. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         (7) Voting Rights. (i) The holders of record of shares of Series A Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this paragraph (7) or as otherwise provided by law.

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         (ii) (a) If at any time or times dividends payable on Series A
     Preferred Stock or any Parity Securities shall be in arrears and unpaid for the six (6) preceding quarters, then the number of directors constituting the Board of Directors, without further action, shall be increased by two
     (2) and the holders of Series A Preferred Stock, together with any holders of Parity Securities entitled to vote thereon, shall have the exclusive right, voting separately as a class, to elect the directors of the Corporation to fill such newly created directorships, the remaining directors to be elected by the other class or classes of stock entitled to vote therefor, at each meeting of stockholders held for the purpose of electing directors; provided that in no event shall the holders of Series A Preferred Stock, together with any holders of such Parity Securities, have the right to elect more than twenty-five percent (25%) of the total number of directors of the Corporation, provided, further, that, notwithstanding the foregoing proviso, holders of Series A Preferred Stock, together with any holders of such Parity Securities, shall have the right to elect not less than one (1) director pursuant to this paragraph (7)(ii)(a).

         (b) Whenever such voting right shall have vested, such right may be exercised initially either at a special meeting of the holders of Series A Preferred stock, called as hereinafter provided, or at any annual meeting of stockholders held for the purpose of electing directors, or by written consent of such holders pursuant to N.J.S. 14A:5-6, and thereafter at such meetings or by the written consent of such holders pursuant to N.J.S. 14A:5-6. Such voting right shall continue until such time as all cumulative dividends accrued on all outstanding Series A Preferred Stock, and any other Parity Securities as to which full dividends have not previously been paid, shall have been paid in full or declared and set aside for payment in full, at which time such voting right of the holders of Series A Preferred Stock shall terminate, subject to revesting in the event of each and every subsequent failure of the Corporation to pay dividends for the requisite number of quarters as described above.

         (c) At any time when such voting right shall have vested in the holders of Series A Preferred Stock and if such right shall not already have been initially exercised,

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     a proper officer of the Corporation shall, upon the written request of 10%
     of the holders of record of Series A Preferred Stock then outstanding, addressed to the Secretary of the Corporation, call a special meeting of holders of Series A Preferred Stock. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officers of the Corporation within 30 days after the personal service of such written request upon the Secretary of the Corporation, or within 30 days after mailing the same within the United States, by registered mail, addressed to the Secretary of the Corporation at its principal office (such mailing to be evidenced by the registry receipt issued by the postal authorities), then the holders of record of 10% of the shares of Series A Preferred Stock then outstanding may designate in writing a holder of Series A Preferred Stock to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated upon the notice required for annual meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph (7)(ii)(c). Any holder of Series A Preferred Stock that would be entitled to vote at such meeting shall have access to the stock books of the Corporation for the purpose of causing a meeting of stockholders to be called pursuant to the provisions of this paragraph. Notwithstanding the provisions of this paragraph, however, no such special meeting shall be called during a period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

         (d) At any meeting held for the purpose of electing directors at which the holders of Series A Preferred Stock shall have the right to elect directors as provided herein, the presence in person or by proxy of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock shall be required and be sufficient to constitute a quorum of such class for the election of directors by such class. At any such meeting or adjournment thereof (x) the absence of a quorum of the holders of Series A Preferred Stock shall not prevent the election of directors other than those to be elected by the holders of stock of such class and the absence of a quorum or quorums

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     of the holders of capital stock entitled to elect such other directors shall not prevent the election of directors to be elected by the holders of Series A Preferred Stock and (y) in the absence of a quorum of the holders of shares of Series A Preferred Stock, a majority of such holders present in person or by proxy shall have the power to adjourn the meeting for the election of directors which the holders of shares of Series A Preferred Stock may be entitled to elect, from time to time, without notice (except as required by law) other than announcement at the meeting, until a quorum shall be present.

         (e) The term of office of all directors elected by the holders of Series A Preferred Stock pursuant to paragraph (7)(ii)(a) in office at any time when the aforesaid voting rights are vested in the holders of Series A Preferred Stock shall terminate upon the election of their successors at any meeting of stockholders for the purpose of electing directors. Upon any termination of the aforesaid voting rights in accordance with paragraph
     (7)(ii)(b), the term of office of all directors elected by the holders of Series A Preferred Stock pursuant to paragraph (7)(ii)(a) then in office shall thereupon terminate and upon such termination the number of directors constituting the Board of Directors shall, without further action, be reduced by two (2) (or such other lesser number by which the number of directors constituting the Board of Directors shall have been increased pursuant to paragraph (7)(ii)(a) hereof), subject always to the increase of the number of directors pursuant to paragraph (7)(ii)(a) in case of the future right of the holders of Series A Preferred Stock to elect directors as provided herein.

         (f) In case of any vacancy occurring among the directors so elected, the remaining director who shall have been so elected may appoint a successor to hold office for the unexpired term of the director whose place shall be vacant. If all directors so elected by the holders of Series A Preferred Stock shall cease to serve as directors before their terms shall expire, the holders of Series A Preferred Stock then outstanding may, at a special meeting of the holders called as provided above, elect successors to hold office for the unexpired terms of the directors whose places shall be vacant.

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




         (iii) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the shares of Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of Series A Preferred Stock shall vote separately as a class, authorize any new class of Parity Securities.

         (iv) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of Series A Preferred Stock shall vote separately as a class, authorize any new class of Senior Securities.

         (v) (a) Except as set forth in paragraph (7)(iii) and paragraph (7)(iv) above, the creation, authorization or issuance of any shares of any Junior Securities, Parity Securities or Senior Securities, (b) the creation of any indebtedness of any kind of the Corporation, or (c) the increase or decrease in the amount of authorized capital stock of any class, including Preferred Stock, shall not require the consent of the holders of Series A Preferred Stock and shall not be deemed to affect materially and adversely the rights, preferences, privileges or voting rights of shares of Series A Preferred Stock.

         (vi) So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least 66-2/3% of the shares of Series A Preferred Stock at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at an annual or special meeting called for the purpose, at which the holders of Series A Preferred Stock shall vote separately as a class, amend the Restated Certificate of Incorporation so as to affect materially and adversely the specified rights, preferences, privileges or voting rights of shares of Series A Preferred Stock.

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




         (8) Limitations. Except as may otherwise be required by law, the shares of Series A Preferred Stock shall not have any powers, preferences or relative, participating, optional or other special rights other than those specifically set forth in this resolution (as such resolution may be amended from time to time) or otherwise in the Certificate of Incorporation of the Corporation.

         3. The Restated Certificate of Incorporation of the Corporation is amended so that the designation and number of shares of the Series A Preferred Stock, and the relative rights, preferences and limitations of the Series A Preferred Stock, are as stated in the foregoing resolution.

         IN WITNESS WHEREOF, this Certificate of Amendment of the Corporation's Restated Certificate of Incorporation is executed on behalf of the Corporation by its Chairman and Chief Executive Officer the 23rd day of June, 1995.


                                                    ----------------------------
                                                    C. Robert Kidder
                                                    Chairman and Chief Executive
                                                       Officer

                                      -13-